EXHIBIT 4.02


NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                                                            Original Issue Date:
                                                                  March 26, 2002

                                                                        $125,000
No. 2


                     DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
                        10% SECURED CONVERTIBLE DEBENTURE
                               DUE MARCH 25, 2003

         THIS DEBENTURE is one of a series of duly authorized and issued debentures of DeMarco Energy Systems of America, Inc., a Utah corporation, having a principal place of business at 12885 Hwy 183, STE 108-A, Austin, Texas 78750 (the "Company"), designated as its 10% Secured Convertible Debenture due March 25, 2003 or such earlier date as the debentures are required or permitted to be repaid as provided hereunder, in the aggregate principal amount of One Million Dollars ($1,000,000) (collectively, the "Debentures").

         FOR VALUE RECEIVED, the Company promises to pay to the order of New Millennium Capital Partners II, LLC or its registered assigns (the "Holder") the principal sum of One Hundred and Twenty Five Thousand Dollars ($125,000) plus any accrued and unpaid interest thereon, on March 25, 2003, or such earlier date as the Debentures are required or permitted to be repaid hereunder ("Maturity Date"). This Debenture is subject to the following additional provisions.


                                   ARTICLE I

         1.     Definitions.  In addition to the terms defined elsewhere in this
                -----------
Debenture, (a) capitalized terms that are not otherwise defined herein that are defined in the Secured Convertible Debenture Purchase Agreement, dated as of March 26, 2002 among the Company and the original Holders (the "Purchase Agreement") have the meanings given to such terms in the Purchase Agreement, and
(b) the following terms have the meanings indicated in this Section 1:

                "Bankruptcy Event" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement;
         (c) the Company or any Subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                "Change of Control" means the occurrence of any of the following in one or a series of related transactions or events: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company;
         (ii) a replacement of more than one-half of the members of the Company's board of directors; (iii) a merger, consolidation or business combination of the Company or any Subsidiary or a sale of more than 50% of the assets of the Company in connection with which the Company is not the surviving entity of or if following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction do not continue to hold at least two-thirds of the voting rights and equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than 50% of the voting rights or equity interests in the Company; (v) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling shareholders of an agreement providing for any of the foregoing events.

                "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market on which the Common Stock is then listed or quoted; (b) if the Common Stock is not then listed or quoted on an Eligible Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder.

                "Conversion Price" means the lesser of (1) $0.15 and (2) 60% of the average of the lowest three inter-day trading prices (which need not occur on consecutive Trading Days) during the ten Trading Days immediately preceding the applicable Conversion Date (as defined herein) (which may include Trading Days prior to the Original Issue
         Date), provided, that such ten Trading Day period shall be extended for the number of Trading Days during such period in which any Equity Conditions were not satisfied.

                "Eligible Market" means any of the OTC Bulletin Board, New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq Small Cap Market.

                "Equity Conditions" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied:
         (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder pursuant to an effective registration statement, and the prospectus thereunder shall be available for use by the Holder to sell such shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance;
         (iv) such issuance would be permitted in full without violating Section 12 hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; and (vi) the Company is not in default with respect to any material obligation hereunder or under any other Transaction Document.

                "Interest Payment Date" means each March 30, June 30, September 30 and December 31, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day.

                "Initial Transaction" refers to the Secured Convertible Debenture Purchase Agreement dated September 26, 2000, between AJW Partners, LLC and New Millennium Capital Partners II, LLC, pursuant to which the Company issued and sold to AJW and New Millennium, an aggregate principal amount of $1,500,000 of the Company's 10% Secured Convertible Debentures.

                "Mandatory Prepayment Amount" for any Debentures shall equal the sum of: (i) the greater of (A) 130% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the applicable Conversion Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Prepayment Amount is demanded or otherwise due or (y) the date the Mandatory Prepayment Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                "Original Issue Date" means the date of the first issuance of any Debentures, regardless of the number of transfers of any particular Debenture.

                "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                "Prepayment Price" for any Debentures shall equal the sum of (i) the greater of (A) 130% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and (B) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the applicable Conversion Price on
         (x) the date the Prepayment Price is due or (y) the date the Prepayment Price is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Prepayment Price is demanded or otherwise due or (y) the date the Prepayment Price is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures.

                "Strategic Transaction" means a transaction or relationship in which the Company issues Common Stock to a Person which is, itself or through its subsidiaries, an operating company in a business related to the business of the Company and in which the Company receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                "Trading Day" means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted for trading on an Eligible Market then, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a) and (b) hereof, then Trading Day shall mean a Business Day.

                "Trading Market" means the OTC Bulletin Board or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

                "Underlying Shares" means the shares of Common Stock issuable upon conversion of principal amount and accreted interest under the Debentures.

                "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

                                   ARTICLE II

         2.     Interest.
                --------

                (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture (including any interest added to such principal in accordance with this Section
2) at the rate of 10% per annum, payable quarterly in arrears on each Interest Payment Date. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date.

                (b) Subject to the conditions and limitations set forth below, the Company need not pay interest under this Debenture in cash, but may add the amount of such interest to the principal amount of this Debenture. To pay the interest payable on an Interest Payment Date in cash, the Company must deliver written notice to the Holder indicating its election to make such cash payment at least 30 calendar days prior to such Interest Payment Date, but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates until revised on not less than 30 calendar days' notice prior to an Interest Payment Date. Failure to timely provide such written notice shall be deemed an election by the Company to add the amount of any interest to the principal amount of this Debenture, unless payment of interest in such manner is not permitted at the time of any such payment, in which case such interest must be paid in cash on the Interest Payment Date. All interest payable on any Interest Payment Date must be paid in the same manner.

                (c) Notwithstanding the foregoing, the Company may not pay interest by accreting the amount thereof to the principal amount of the Debentures unless, on the Interest Payment Date, the Equity Conditions are satisfied with respect to all of the Underlying Shares then issuable upon conversion in full of all outstanding Debentures (after giving effect to such addition to principal). If the Company is required but fails to pay interest in cash on any Interest Payment Date, the Holder may (but shall not be required to), by notice to the Company, treat such interest as if it had been added to the principal amount of this Debenture as of such Interest Payment Date.


                                  ARTICLE III

         3.     Registration  of  Debentures.  The Company  shall  register  the
                ----------------------------
Debentures upon records to be maintained by the Company for that purpose (the "Debenture Register") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Debenture as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.


                                   ARTICLE IV

         4.     Registration  of  Transfers  and  Exchanges.  The Company  shall
                -------------------------------------------
register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new debenture, in substantially the form of this Debenture (any such new debenture, a "New Debenture"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. Transfers of this Debenture and the shares of Common Stock issuable on conversion thereof hereby are governed by Section 3.1 of the Purchase Agreement.

                                   ARTICLE V

         5.     Conversion
                -----------

         At the option of the Holder, all or any portion of this Debenture may be converted into Common Stock at the Conversion Price. A holder may convert this Debenture into Common Stock pursuant to this paragraph at any time and from time to time from and after the Original Issue Date, by delivering to the Company a completed and signed form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"). The date any such Conversion Notice together with a schedule in the form of Schedule 1 attached hereto (the "Conversion Schedule") is delivered to the Company (as determined in accordance with the notice provisions hereof) is a "Conversion Date."


                                   ARTICLE VI

         6.     Mechanics of Conversion.
                -----------------------

                (a) The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Debenture to be converted and any interest that has been added to such principal amount in accordance with Section 2 hereof, divided by the Conversion Price.

                (b) Upon conversion of this Debenture, the Company shall promptly (but in no event later than three Trading Days after the Conversion
Date): issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion which, unless required by the Purchase Agreement, shall be free of any restrictive legend. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. If it is eligible to participate in the Depositary Trust Corporation DWAC system and no legends are required to be included on the Underlying Shares pursuant to the Purchase Agreement, the Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                (c) To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the aggregate principal amount of this Debenture is so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture (including any accreted interest) in an amount equal to the applicable conversion, which shall be evidenced by entries set forth in the Conversion Schedule. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

                (d) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

                (e) If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such certificate or certificates in the manner required pursuant to Section 6(b), then the Holder will have the right to rescind such conversion.

                (f) If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such certificate or certificates in the manner required pursuant to Section 6(b), and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the aggregate number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue by
(2) the Closing Price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (B) at the option of the Holder, either reinstate the portion of the Debenture and equivalent number of Underlying Shares for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with a market price on the date of conversion totaling $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.


                                  ARTICLE VII

         7.     Events of Default.
                -----------------

                (a) "Event of Default" means the occurrence of any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                      (i) any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Debentures, as and when the same becomes due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

                      (ii)    a Bankruptcy Event;

                      (iii) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible or Trading Market for an aggregate of two Trading Days (which need not be consecutive Trading Days);

                      (iv) the Company fails for any reason to deliver a certificate evidencing any Underlying Shares to a Holder within five Trading Days after delivery of such certificate is required pursuant to the terms hereof or the conversion rights of the Holder pursuant to the Transaction Documents are otherwise suspended (including by reason of a public document filed by the Company of its intention to no longer honor conversions of any Debentures) for any reason;

                      (v) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any conversion hereunder;

                      (vi) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock;

                      (vii) the Company fails to make any cash payment required under the Transaction Documents (including, but limited to, the payment of a "Buy-In" pursuant to Section 6(f) hereunder or a Mandatory Prepayment Amount pursuant to Section 7) and such failure is not cured within 10 Trading Days after notice of such default is first given to the Company by the Holder;

                      (viii)  the   occurrence   of  a  Change  of   Control  or
Fundamental Transaction (as defined herein);

                      (ix) the Underlying Shares Registration Statement shall not have been declared effective by the Commission on or prior to the 100th day after the Original Issue Date;

                      (x) during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Underlying Shares
Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Underlying Shares Registration Statement, in either case, for more than five consecutive Trading Days or an aggregate of eight Trading Days (which need not be consecutive Trading Days); or

                      (xi) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of five Trading Days after the date on which notice of such default is first given to the Company by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within five Trading Days);

                      (xii) an Event (as defined in the Registration Rights Agreement) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from a failure of an Underlying Shares Registration Statement to be declared effective by the Commission on or prior to the 100th day after the Original Issue Date, which shall be covered by Section 7(a)(ix)); and

                      (xiii) the Company shall default in any of its obligations under this Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding one million dollars ($1,000,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

                      (xiv)   the   Company   shall   default   in  any  of  its
obligations under the Security Agreement of even date herewith, between the Holders and the Company.

                (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "Event Notice"), to accelerate the unpaid and unconverted principal and interest due hereunder and require the Company to pay an amount equal to the Mandatory Prepayment Amount. The aggregate amount payable pursuant to the preceding sentence is referred to as the "Event Price." The Company shall pay the aggregate Event Price to the Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver the original Debenture and original certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such documents have been delivered to the Holder).

                (c) Subsequent to the delivery of an Event Notice pursuant to the terms hereof, the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any Event Notice may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.


                                  ARTICLE VIII

         8.     Ranking.   This  Debenture  ranks  pari  passu  with  all  other
                -------
Debentures now or hereafter issued pursuant to the Transaction Documents. No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect of interest, damages or upon liquidation or dissolution or otherwise. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company's obligations under the Debentures, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby).

                                   ARTICLE IX

         9.     Charges,  Taxes  and  Expenses.  Issuance  of  certificates  for
                ------------------------------
Underlying Shares upon conversion of (or otherwise in respect of) this Debenture shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Debentures in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Debenture or receiving Underlying Shares in respect hereof.


                                   ARTICLE X

         10.    Reservation of Underlying  Shares. The Company covenants that it
                ---------------------------------
will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Debenture (taking into account the adjustments of Section 11), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.


                                   ARTICLE XI

         11.    Certain   Adjustments.   The  Conversion  Price  is  subject  to
                ---------------------
adjustment from time to time as set forth in this Section 11.
                                                  ----------

                (a)   Stock  Dividends and Splits.  If the Company,  at any time
                      ---------------------------
while this Debenture is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

                (b)   Pro Rata Distributions.  If the Company, at any time while
                      ----------------------
this Debenture is outstanding, distributes to all holders of Common Stock and not to the Holder (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, at the request of the Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to the Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Debenture could have been converted immediately prior to such record date. If such Distributed Property is not delivered to the Holder pursuant to the preceding sentence, then upon any conversion of this Debenture that occurs after such record date, the Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

                (c)   Fundamental  Transactions.  If,  at any  time  while  this
                      -------------------------
Debenture is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                (d)   Subsequent Equity Sales.
                      -----------------------

                      (i) If at any time while this Debenture is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "Common Stock Equivalents") at an effective net price to the Company per share of Common Stock (the "Effective Price") less than the applicable Conversion Price (as adjusted hereunder to such date), then, at the option of the Holder, the Conversion Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (y) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (z) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                      (ii) If, at any time while this Debenture is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "Floating Price Security"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

                      (iii) Notwithstanding the foregoing, no adjustment will be made under Section 11 (d) in respect of: (i) the granting of options to employees, officers and directors of the Company pursuant to any stock option plan duly adopted by the Company or to the issuance of Common Stock upon exercise of such options, (ii) issuances of shares of Common Stock pursuant to a Strategic Transaction and (iii) issuances of Common Stock pursuant to the Initial Transaction.

                (e)   Calculations. All calculations under this Section 11 shall
                      ------------
be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                (f)   Notice  of  Adjustments.   Upon  the  occurrence  of  each
                      -----------------------
adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

                (g)   Notice of Corporate Events. If the Company: (i) declares a
                      --------------------------
dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Debenture prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

                                  ARTICLE XII

         12.    Limitation  on  Conversion.   Notwithstanding  anything  to  the
                --------------------------
contrary contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of this Debenture (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares issuable in respect of such Holder Conversion Notice does not violate the restriction contained in this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger, sale or other business combination or reclassification involving the Company as contemplated herein.


                                  ARTICLE XIII

         13.    Optional Prepayment.
                -------------------

                (a) The Company shall have the right, exercisable during the first thirty days after the Original Issue Date and upon ten Trading Days' prior written notice to the affected Holders (an "Optional Prepayment Notice"), to prepay all of the outstanding principal amount of the Debentures for which Conversion Notices have not previously been delivered or for which an Event of Default shall not have been declared.

                (b)   The  prepayment  price  applicable  to  prepayments  under
Section 13(a) shall equal the Prepayment Price and shall be paid in cash by the twelfth (12th) Trading Day following the date that the Company delivers the Optional Prepayment Notice (the "Optional Prepayment Date"). Any such prepayment shall be free of any claim of subordination. The Holders shall have the right to tender, and the Company shall honor, Conversion Notices delivered prior to the expiration of the twelfth Trading Day after the Optional Prepayment Date.

                (c) If any portion of the Prepayment Price shall not be paid by the Company by the twelfth Trading Day after the Optional Prepayment Date, the Prepayment Price shall be increased by 12.5% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to accrue daily from the date such interest is due hereunder through and including the date of payment (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the Prepayment Price remains unpaid through the expiration of the twelfth Trading Day after the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to either (x) demand conversion in accordance with the formula and the time period therefor set forth in Section 5 of any portion of the principal amount of Debentures for which the Prepayment Price, plus accrued liquidated damages and accrued interest thereon, has not been paid in full (the "Unpaid Prepayment Principal Amount"), in which event the applicable Closing Price shall be the lower of the Closing Price calculated on the Optional Prepayment Date and the Closing Price as of the Holder's written demand for conversion, or (y) invalidate ab initio such optional prepayment, notwithstanding anything herein contained to the contrary. If the Holder elects option (x) above, the Company shall, within three Trading Days after such election is deemed delivered hereunder, deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto. If the Holder elects option (y) above, the Company shall promptly, and in any event not later than three Trading Days from receipt of notice of such election, return to the Holder new Debentures for the full Unpaid Prepayment Principal Amount and shall no longer have any prepayment rights under this Debenture. If, upon an election under option (x) above, the Company fails to deliver certificates representing the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount within the time period set forth in this Section, the Company shall pay to the Holder in cash, as liquidated damages and not as a penalty, $2,000 per day until the Company delivers such certificates to the Holder.

                                  ARTICLE XIV

         14.    Fractional Shares. The Company shall not be required to issue or
                -----------------
cause to be issued fractional Underlying Shares on conversion of this Debenture. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Debenture, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.


                                   ARTICLE XV

         15.    Notices.   Any  and  all  notices  or  other  communications  or
                -------
deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to the address set forth in the Purchase Agreement, or (ii) if to the Holder, to the address or facsimile number appearing on the Company's stockholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.


                                  ARTICLE XVI

         16.    Miscellaneous.
                -------------

                (a) This Debenture shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Debenture may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                (b) Subject to Section 16(a), above, nothing in this Debenture shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Company and the Holder.

                (c) Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Debenture (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Debenture, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                (d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                (e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

                (f) No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                (g) Except pursuant to Section 13 hereunder, the outstanding principal amount and interest under this Debenture shall not be subject to prepayment by the Company without the prior written consent of the Holder.

                (h) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Holder will be entitled to specific performance of the obligations of the Company hereunder. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described herein and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                    DEMARCO ENERGY SYSTEMS OF AMERICA, INC.


                                    By:   /S/ Victor M. DeMarco
                                          -------------------------
                                    Name:     Victor M. DeMarco
                                    Title:    President/Chief Operating Officer

                                    EXHIBIT A
                                    ---------

                                CONVERSION NOTICE


         The undersigned hereby elects to convert the principal amount of Debenture set forth below into shares of common stock, $.001 par value per share (the "Common Stock"), of DeMarco Energy Systems of America, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                          --------------------------------------------------
                          Date to Effect Conversion

                          --------------------------------------------------
                          Principal amount of Debentures owned prior to conversion

                          --------------------------------------------------
                          Principal amount of Debentures to be Converted (including _______________ of interest added under Section 2(b) of the Debenture)

                          --------------------------------------------------
                          Number of shares of Common Stock to be Issued

                          --------------------------------------------------
                          Applicable Conversion Price

                          --------------------------------------------------
                          Principal amount of Debentures owned subsequent to Conversion

                          --------------------------------------------------
                          Name of Holder
                          By:_______________________________________________
                          Name:
                          Title:

         [] By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 12 of the Debenture.

                                   Schedule 1


                               CONVERSION SCHEDULE
                               -------------------

10% Convertible Debentures in the aggregate principal amount of $1,000,000 issued by DeMarco Energy Systems of America, Inc. This Conversion Schedule reflects conversions made under the above referenced Debentures.


                                     Dated:

 |------------------------------|--------------------------|---------------------|---------------------------------|
 |      Date of Conversion      |   Aggregate Principal    |      Aggregate      |      Applicable Conversion      |
 |                              |        Amount of         |      Principal      |      Price with Respect to      |
 |                              |       Debentures         |      Amount of      |           Debentures            |
 |                              |        Converted         |     Debentures      |                                 |
 |                              |                          |      Remaining      |                                 |
 |                              |                          |    Subsequent to    |                                 |
 |                              |                          |     Conversion      |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
 |                              |                          |                     |                                 |
 |------------------------------|--------------------------|---------------------|---------------------------------|
